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                     EMPLOYMENT AGREEMENT
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  Employment Agreement, between Pangea Petroleum (the
  "Company") and  David H. Lennox  (the "Employee").
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       1.     For good consideration, the Company employs
  the Employee on the following terms and conditions.
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       2.     Term of Employment:  Subject to the
  provisions of termination set forth below this agreement will begin on January 5, 2000, unless sooner terminated.
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       3.         Salary/Benefits: The Company shall pay
  Employee a salary of $3,000 per month, for the services
  of Employee, payable at regular payroll periods. The Employee will also be awarded 25,000 options to purchase Pangea Stock per month. The options will have a cost basis of $1.00 per share. In addition, Company will provide Medical Benefits for the Employee. The Employee will be awarded percent (1%) of the net proceeds received by the Company upon the successful completion of the sale of any major Company Assets (major asset is defined as an asset whose sale price is $500,000 or more).
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       4.Duties and Position:  The Company hires the
  Employee in the capacity of President. The Employee's duties may be reasonably modified at the Company's direction from time to time.
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       5.Employee to Devote Full Time to Company:  The
  Employee will devote full time, attention, and energies
  to the business of the Company and during this
  employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage, unless approved by the Company. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.
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       6.Confidentiality of Proprietary Information:
  Employee agrees during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity.  Should Employee reveal or threaten to reveal
  this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed.
  The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.
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       7. Reimbursement of Expenses:  The Employee may
  incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.
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       8.Vacation:  The Employee shall be entitled to a
  yearly vacation of four (4) weeks at full pay beginning the at the date of employment.
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       9.Disability:  If Employee cannot perform the duties
  because of illness or incapacity for a period of more
  than ten (10) business days in succession, the compensation otherwise due during said illness or incapacity will be reduced by Seventy-five (75%) percent. The Employee's full compensation will be reinstated upon return to work.
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       10.Termination of Agreement:  With cause, the
  Company may terminate this agreement at any time upon
  thirty (30) days' written notice to the Employee.   If
  the Company requests, the Employee will continue to perform his/her duties and be paid his/her regular salary up to the date of termination. In addition, the Company will pay the Employee on the date of termination a severance allowance of three months pay less taxes and social security required to be withheld. Without cause, the Employee may terminate employment upon 30 days' written notice to the company. Employee may be required to perform his/her duties and will be paid the regular salary to date of termination but shall not receive a severance package allowance. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment upon 30 days' notice to the Employee should any of the following events occur:
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            a.     The sale of substantially all of the
  Company's assets to a single purchaser or group of
  associated purchasers or
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            b.     The sale, exchange, or other
  disposition, in one transaction of the majority of the Company's outstanding corporate shares or
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            c.     The Company's decision to terminate its
  business and liquidate its assets
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            d.     The merger or consolidation of the
  Company with another company.
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            e.     Bankruptcy or Chapter 11 Reorganization.
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       11.Death Benefit:  Should Employee die during the
  term of employment; the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.
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       12.Restriction on Post Employment Compensation:  For
  a period of one (1) year after the end of employment, the Employee shall not control, consult to or be employed by any business similar to that conducted by the Company, either by soliciting any of its accounts or by operating within Employer's general trading area.
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       13.Assistance in Litigation:  Employee shall upon
  reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.
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       14.Effect of Prior Agreements:  This agreement
  supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.
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       15.Arbitration:  Any claim or controversy that
  arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.
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       16.Limited Effect of Waiver by Company.  Should
  Company waive breach of any provision of this agreement
  by the Employee, that waiver will not operate of be construed as a waiver of further breach by the Employee.
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       17.Severability:  If, for any reason, any provision
  of this agreement is held invalid, all other provisions
  of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.
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       18.Assumption of Agreement by Company's Successors
  and Assignees:  The Company's rights and obligations
  under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.
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       19.Oral Modifications Not Binding:  This instrument
  is the entire agreement of the Company and the Employee. Oral changes shall have no effect. If may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.
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  Signed this 25 day of January, 2000.
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  Pangea Petroleum Corp.         /s/ David H. Lennox
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       Company                         Employee
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